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                                                                   Exhibit 10.30

                        AMENDMENT TO RYKOFF-SEXTON, INC.
                             MASTER TRUST AGREEMENT


          This AMENDMENT dated as of February 28, 1996, to the Rykoff-Sexton, Inc. Master Trust Agreement (the "Master Trust Agreement") between Rykoff-Sexton, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A. (the "Trustee"),

                                  WITNESSETH:
                                  ----------


          WHEREAS, pursuant to an Agreement and Plan of Merger dated February 2, 1996 (the "Merger Agreement"), by and among the Company, US Foodservice Inc., a Delaware corporation ("USF"), and USF Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Acquisition"), USF will be merged with and into Acquisition, with Acquisition as the surviving entity (the "Merger");

          WHEREAS, the Master Trust Agreement includes a provision defining the term "Change in Control;"

          WHEREAS, consummation of the Merger by and among the Company, USF and Acquisition as described in the Merger Agreement would result in the occurrence of a "Change in Control," as defined in the Master Trust Agreement; and

          WHEREAS, the Company and the Trustee desire that neither the transactions effected pursuant to the Merger Agreement nor certain other transactions in the future result in a Change in Control, as so defined.
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          NOW, THEREFORE, pursuant to Section 9.1 of the Master Trust Agreement, the parties hereby amend the Master Trust Agreement as follows:

          1. Section 1.5(c) of the Master Trust Agreement, defining the term "Change in Control", shall be amended and restated to read as follows:

               (c) "Change in Control" shall mean the first to occur of the following events:

                    (i) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Act of 1934 (the "'34 Act")) ("Person") (other than an Excluded Person (as hereinafter defined)) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the '34 Act), directly or indirectly, of 25% or more of combined voting power of the Company's then outstanding securities entitled to vote generally in the election of Directors of the Company ("Voting Securities") other than pursuant to an Excepted Transaction (as hereinafter defined); or

                    (ii) the occurrence within any twelve-month period that
                         commences on or after October 1, 1995, of a change in the Board with the result that the incumbent members do not constitute a majority of the Board.

               "Excluded Person" shall mean (x) Merrill Lynch Capital Partners, Inc., Merrill Lynch Capital Appreciation Partnership No. B-XVIII, L.P., Merrill Lynch Kecalp L.P. 1994, ML Offshore LBO Partnership No. B-XVIII, ML IBK Positions, Inc., MLCP Associates L.P. No. II, MLCP Associates L.P. No. IV, Merrill Lynch Kecalp L.P. 1991, Merrill Lynch Capital Appreciation Partnership No. XIII, L.P., ML Offshore LBO Partnership No. XIII, ML Employees LBO Partnership No. I, L.P., Merrill Lynch Kecalp L.P. 1987, and Merchant Banking L.P. No. II (each, an "ML Entity" and collectively the "ML Entities"), if the ML Entities shall have executed a written agreement with the Company (and approved by the Company's Board of Directors) on or prior to the date on which the ML Entities

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               (together with its Affiliates) became the beneficial owner of 25%
               or more of the shares of Voting Securities then outstanding (the "Standstill Agreement"), which Standstill Agreement imposes one or more limitations on the amount of the ML Entities' beneficial ownership of shares of Common Stock, and if, and so long as, such Standstill Agreement (or any amendment thereto approved by the Company's Board of Directors by the vote of a majority of the Present Directors) continues to be in effect and binding on the ML Entities and the ML Entities are in compliance (as determined by the Company's Board of Directors in its discretion by the vote of a majority of the Present Directors) with the terms of such Standstill Agreement (including any such amendment); or (y) any other Person acquiring Voting Securities from an ML Entity if (i) such Voting Securities were acquired by an ML Entity pursuant to the transactions contemplated by the Letter of Intent dated December 5, 1995 ("Letter of Intent") from the Company to US Foodservice Inc. ("Excluded Shares") and (ii) if, prior to such acquisition by such other Person, a majority of the Present Directors has expressly determined in good faith that such acquisition is not a "Change in Control" for purposes of this Agreement ("ML Successor"); provided, however, that an Excluded Person shall cease to be such and a Change in Control shall occur if either (A) the Chief Executive Officer of the Company immediately prior to the execution of the Letter of Intent ceases to constitute the Chief Executive Officer of the Company (or any successor to the Company) immediately following the consummation of the merger contemplated thereby and throughout the twelve-month period thereafter (unless such Chief Executive Officer ceases to constitute the Chief Executive Officer of the Company by reason of death, Disability (as defined in such Chief
               Executive Officer's Employment Agreement with the Company, as it may be amended and restated from time to time (the "Employment Agreement")), termination for Cause (as defined in the Employment Agreement) or voluntary termination by such Chief Executive Officer under circumstances that are not treated as an involuntary termination under the Employment Agreement), or (B) the Directors of the Company in office immediately prior to the execution of the Letter of Intent, together with any successors of such Directors of the Company (provided that any such successors qualify as Present Directors), cease to constitute at least a majority of the Board immediately after

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               the consummation of the merger contemplated thereby and
               throughout the twelve-month period thereafter.

               "Excepted Transaction" shall mean any transaction (other than the acquisition of the Excluded Shares by the ML Entities) initiated by the Company in which (A) the Chief Executive Officer of the Company immediately prior to such transaction constitutes the Chief Executive Officer of the Company, or the surviving, ultimate parent or other controlling corporation or other entity, if any, resulting from any merger, consolidation, reorganization or sale or transfer of assets of the Company effected pursuant to such transaction ("Resulting Corporation") immediately following the transaction and throughout the twelve-month period thereafter, and (B) the Directors of the Company in office immediately prior to the transaction constitute at least a majority of the Board or the Board of Directors of the Resulting Corporation immediately after such transaction and throughout the twelve-month period thereafter.

               "Present Director" shall mean a member of the Board who (1) is not designated as a member of the Board by any ML Entity or ML Successor, (2) does not otherwise have any agreement, arrangement or understanding with any ML Entity or ML Successor for the purpose of serving as a member of the Board, and (3) is not an Affiliate or an Associate (as hereinafter defined) of any ML Entity or ML Successor.

               "Affiliate" and "Associate" shall have the meanings set forth in Rule 12b-2 of the '34 Act.

               The Board shall have the power to determine, for purposes of this Agreement, on the basis of information known to the Board (a) by a vote taken in good faith by a majority of Present Directors,
               (1) whether any Person is an Excluded Person, (2) the percentage of the Company's Voting Securities beneficially owned by an Excluded Person, and (3) any determination to be made pursuant to clause (x) of the definition of Excluded Person, and (b) by a vote taken in good faith by a majority of all Directors of the Company in office immediately prior to a transaction, whether such transaction is an Excepted Transaction. Any such determination shall be conclusive and binding for all purposes of this Agreement.

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          2.  The validity, interpretation, construction and performance of this
Amendment shall be governed by and construed in accordance with the substantive laws of the State of Minnesota, without giving effect to the principles of conflict of laws of such State.

          3. This Amendment shall become effective immediately upon the execution of this Amendment by the parties.

          IN WITNESS WHEREOF, the Company and the Trustee have executed this Amendment as of the date and year first above written.

                                        RYKOFF-SEXTON, INC.


                                        By: /s/ Mark Van Stekelenburg
                                            --------------------------------
                                            Mark Van Stekelenburg
                                            President and Chief Executive
                                            Officer


                                        NORWEST BANK MINNESOTA, N.A.
                                        as TRUSTEE


                                        By: /s/
                                            --------------------------------

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